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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 3, 2001

                           CROSS TIMBERS OIL COMPANY
            (Exact name of registrant as specified in its charter)

         Delaware                      1-10662                   75-2347769
(State or other jurisdiction   (Commission File Number)         (IRS Employer
      of incorporation)                                      Identification No.)

           810 Houston Street, Suite 2000, Fort Worth, Texas  76102
           (Address of principal executive offices)         (Zip Code)

                                (817) 870-2800
             (Registrant's telephone number, including area code)
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Item 5. Other Events.

Purchase of East Texas Properties

On January 3, 2001, the Company issued a press release with respect to completion of the previously announced acquisition of primarily gas producing properties in East Texas and Louisiana for $115 million. The Company's internal engineers estimate proved reserves related to the acquired properties to be 175 billion cubic feet of gas equivalent, of which more than 93% is natural gas.
The acquisition was funded by borrowings under the Company's bank loan agreement. A copy of the press release is filed as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

(c)     Exhibits.

        The following exhibits are filed as part of this Current Report of Form 8-K:

        Exhibit Number and Description

        99.1   Press Release dated January 3, 2001

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                                  SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                CROSS TIMBERS OIL COMPANY


Date: January 12, 2001          By: /S/ BENNIE G. KNIFFEN
                                    -------------------------------------------
                                      Bennie G. Kniffen
                                      Senior Vice President
                                         and Controller

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                                 EXHIBIT INDEX


     Exhibit Number and Description

99.1 Press Release dated January 3, 2001

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